UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.  )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TERAWULF INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

TERAWULF INC.
9 Federal Street
Easton, MD 21601
SUPPLEMENT TO PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 16, 2024

On March 20, 2024, TeraWulf Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2024 Annual Meeting of Stockholders to be held in a virtual meeting format only on Tuesday, April 16, 2024, at 11:00 A.M., Eastern Time (the “Annual Meeting”). Due to an administrative error, the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding at the close of business on March 19, 2024 (the “Record Date”) was incorrectly stated in the Proxy Statement as 302,235,299. The correct number of shares of our Common Stock outstanding on the Record Date is 302,299,936, of which all shares are entitled to vote at the Annual Meeting.

The Company is providing this proxy statement supplement (the “Supplement”) solely to correct the number of shares of Common Stock outstanding as of the Record Date. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. This Supplement, the Proxy Statement, and the 2023 Annual Report to Stockholders are available at www.proxypush.com/WULF.

If you have questions about the Annual Meeting or need additional copies of our proxy materials, please contact Investor Relations at 410-770-9500 or info@terawulf.com. If you require assistance in submitting your proxy or voting your shares, please contact EQ Shareowner Services at stocktransfer@equiniti.com or 651-450-4064.